EXHIBIT 10.19

[Letterhead of Legacy Reserves Operating, LP]

August 29, 2008

Chancellor Group, Inc,	Western National Bank
Gryphon Production Company, LLC	Attention: Marshall Vicknair
Gryphon Field Services, LLC	508 W. Wall, Suite 1100
Attention: Tom Grantham	Midland, Texas 79701
216 South Price Road
Pampa, Texas 79065

RE:
Purchase and Sale Agreement dated July 14, 2008 by and between Chancellor Group, Inc. et al, (“Seller”), Legacy Reserves Operating, LP, (“Buyer”) and Western National Bank et al (“Lender”), (the “Agreement”).

Gentlemen:

Reference is made to that certain Escrow Agreement dated July 14, 2008, attached to and made a part of the Agreement (the “Escrow Agreement”). Section 2.2 of the Agreement required that Buyer transmit to Western National Bank (“WNB”), as Escrow Agent, the Deposit (as that term is defined in the Agreement), in an amount equal to Six Hundred Seventy-Five Thousand and No/100 Dollars ($675,000.00). Buyer has previously tendered that Deposit, and the Escrow Agent currently holds the Deposit pursuant to the terms of the Escrow Agreement. In recognition of the actions filed by New Concept’s Energy, Inc. (“NCE”) related to the Bankruptcy Cases, and the indemnification provisions of Section 16.1(D) the parties have agreed to modify the amount to be held in the Escrow Account as well as the terms for release of funds from the Escrow Account by the Escrow Agent. In that regard, the parties agree to the following:

1.
At Closing, in addition to the $675,000 that has previously been deposited in the Escrow Account, Seller agrees that an additional $825,000 of Seller’s Closing Proceeds be placed in the Escrow Account, for a total amount of $1,500,000. For purposes of clarity, the Escrow Agent will not make the Closing Distribution as provided under Section 1.03 (c) of the Escrow Agreement, and $1,500,000 will be the amount of the Escrowed Funds after Closing. The Escrowed Funds will be held pursuant to the Escrow Agreement, as modified by this letter agreement.

2.
Under Section 1.03(d)(iv), all remaining Escrowed Funds after taking into account amounts distributed under Sections 1.03(d)(i), (ii) and (iii), shall be held until the later of (A) 180 days from the date of Closing, or (B) the date when the Order of Dismissal becomes a final and non-appealable order of the Bankruptcy Court not subject to review by any court of competent jurisdiction. However, the Escrowed Funds may be distributed early, subject to the provisions of Sections 1.03(d)(i), (ii) and (iii), if Seller provides Buyer with release executed by NCE that fully releases Buyer from any liability related to any and all claims of NCE against Buyer in connection with the Assets, the form of which must be acceptable to Buyer’s legal counsel, in their sole and complete discretion.

3.
In the event that Buyer is required to expend funds after Closing because of actions taken by NCE which affect the Assets, Seller agrees to consent to distributions of amounts to Buyer from the Escrowed Funds under Section 1.03(d)(iv), and on a monthly basis, allow Escrow Agent to reimburse Buyer for any and all reasonable attorneys’ fees, costs and/or expenses that Buyer incurs in connection with the claims made by NCE after Closing. Invoices presented to the Escrow Agent for such expenses as a Notice of Liquidated Claim shall provide sufficient evidence for the Escrow Agent to reimburse Buyer for such expenses.

Please sign in the space provided below indicating your acceptance of all the terms and conditions described above and return to me at your earliest possible convenience.

Sincerely yours,

/s/ Kyle A. McGraw

Kyle A. McGraw
Executive Vice President - Business Development and Land

Agreed to and Accepted this 29th day of August, 2008.

CHANCELLOR GROUP, INC.

/s/ Thomas H. Grantham
Thomas H. Grantham
President

GRYPHON PRODUCTION CO., LLC.

/s/ Thomas H. Grantham
Thomas H. Grantham
Manager

GRYPHON FIELD SERVICES, LLC

/s/ Thomas H. Grantham
Thomas H. Grantham
Manager

ESCROW AGENT:

WESTERN NATIONAL BANK

/s/ Marshall Vicknair
Marshall Vicknair, Senior Vice President